CASINO MAGIC OF LOUISIANA, CORP.

     OFFER TO EXCHANGE ITS
     13% FIRST MORTGAGE NOTES SERIES B DUE 2003 WITH CONTINGENT INTEREST
     FOR
     ANY AND ALL OF ITS 13% FIRST MORTGAGE NOTES DUE 2003 WITH CONTINGENT
INTEREST

To Our Clients:

     Enclosed for your consideration are a Prospectus, dated (the "Prospectus") and a Letter of Transmittal ("Letter of Transmittal") relating to an offer (the "Exchange Offer") by Casino Magic of Louisiana, Corp. (the "Company") to exchange its 13% Series B First Mortgage Notes due 2003 with Contingent Interest (the " Series B Notes") for any and all of its 13% Series A First Mortgage Notes due 2003 with Contingent Interest (the "Series A Notes").

     This material is being forwarded to you as the beneficial owner of Series A Notes carried by us in your account but not registered in your name.

     Accordingly, we request instructions as to whether you wish us to tender any or all such Series A Notes held by us for your account pursuant to the terms and conditions set forth in the enclosed Prospectus and Letters of Transmittal. We urge you to read these documents carefully before conveying your instructions to us.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender your Series A Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on, unless extended by the Company (the "Expiration Date"). The Series A Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     If you wish to have us tender any or all of your Series A Notes on your behalf, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. The accompanying copy of the Letter of Transmittal have been furnished to you for your information only and may not be used by you to tender your Series A Notes for exchange.

     The Exchange Offer is not being made to, nor will tenders be accepted from Holders of Series A Notes in any jurisdiction in which making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

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Instructions

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer with respect to Series A Notes.


     This will instruct you whether to tender the principal amount of the Series A Notes indicated below held by you for the account of the undersigned and/or consent to the amendments and waivers, pursuant to the terms and conditions set forth in the Prospectus and the related Letters of Transmittal. [Check the appropriate box.]

Box 1          '     Please TENDER $ principal amount of Series A Notes held
by you for my account on the Letter of Transmittal.

Box 2          '     Please do NOT TENDER any Series A Notes at this time.

Date:


     Signature(s)




     Please type or print name(s) here

     Tenders of Old Securities will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.



     PLEASE SIGN HERE

X

X
     Signature(s) of Owner(s)               Date
     or Authorized Signatory

     Area Code and Telephone Number:

     Must be signed by the Holder(s) of Series A Notes as their name(s) appear(s) on certificates for Series A Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.
 If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in fiduciary or representative capacity, such person must set forth his or her full title below.

     Please print name(s) and address(es)

Name(s):





Capacity:

Address(es)





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